Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nvidia Corporation of our report dated February 21, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Nvidia Corporation’s Annual Report on Form 10‑K for the year ended January 27, 2019.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 21, 2019